Exhibit 21.1
List of Subsidiaries

Entity’s name for conducting business                                  Jurisdiction of incorporation
Aesynt Holding Cooperatief U.A.                               Netherlands
Aesynt Holding B.V.                        Netherlands
Aesynt B.V.                            Netherlands
Aesynt, Inc.                            United States
Ateb, Inc.                                                                        United States
Ateb Canada Ltd.                                                             Canada
Avantec Healthcare Ltd.                                             United Kingdom
Health Robotics S.r.l.                        Italy
Mach 4 Automatisierungs technik, GmbH                        Federal Republic of Germany
MedPak Holdings, Inc.                                                     United States
MTS Medication Technologies, Inc.                                      United States
MTS Packing Systems, Inc.                                            United States
Omnicell GmbH                                                                Federal Republic of Germany
Omnicell Ltd.                                                              United Kingdom
Omnicell International, Inc.                                     United States